GCM Grosvenor Reports First Quarter 2023 with AUM Increasing 5% and Private Markets Fee-Paying AUM Increasing 12% From First Quarter 2022

CHICAGO, May 10, 2023 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported results for the first quarter ended March 31, 2023.
"We feel fortunate that we enjoy great client relationships, are adding value to client portfolios, and are growing, generating cash, paying a healthy safe dividend, and buying back shares," said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “It’s a pretty good picture in a tough environment.”
Assets Under Management
•Fee-Paying Assets Under Management (“FPAUM”) increased 3% from March 31, 2022 (the “prior year”) to $59.8 billion as of March 31, 2023
◦Private Markets FPAUM increased 12% from the prior year as of March 31, 2023
◦Absolute Return Strategies FPAUM decreased 9% from the prior year as of March 31, 2023
•Contracted Not Yet FPAUM decreased 2% from the prior year to $6.4 billion as of March 31, 2023
•Assets Under Management ("AUM") increased 5% from the prior year to $75.3 billion as of March 31, 2023
Revenue1 and Fee-Related Revenue
•Revenue decreased 6% from the three months ended March 31, 2022 ("prior year QTD") to $99.1 million for the three months ended March 31, 2023, primarily due to decreased incentive fees
•Fee-Related Revenue of $90.0 million was generally in line with prior year QTD
◦Private Markets Management Fees increased 11% from prior year QTD to $51.8 million
◦Absolute Return Strategies Management Fees decreased 13% from prior year QTD to $37.1 million
Net Income (Loss) and Adjusted Net Income
•GAAP Net Income (Loss) Attributable to GCM Grosvenor Inc. was $(1.2) million for the three months ended March 31, 2023, compared to $4.7 million in prior year QTD
•Adjusted Net Income decreased 17% from prior year QTD to $19.6 million, largely due to a decrease in incentive fees of 52%
Fee-Related Earnings
•Fee-Related Earnings decreased 4% from prior year QTD to $30.4 million
1 Includes fund reimbursement revenue of $3.3 million and $2.6 million for the three months ended March 31, 2023 and 2022, respectively.

Adjusted EBITDA
•Adjusted EBITDA decreased 12% from prior year QTD to $32.9 million, also largely due to the decrease in incentive fees of 52%
Incentive Fees
•GCM Grosvenor's share of unrealized carried interest totaled $375.9 million of net asset value as of March 31, 2023
•Run-rate annual performance fees2 were $28.5 million as of March 31, 2023
Dividend
•GCM Grosvenor's Board of Directors approved an $0.11 per share dividend payable on June 15, 2023 to shareholders on record June 1, 2023
Share Repurchase Plan
•GCM Grosvenor repurchased $22.7 million of Class A common stock during the quarter
•$22.8 million remained in GCM Grosvenor's approved share and warrant repurchase plan as of March 31, 2023
Additional Information
GCM Grosvenor also issued a detailed presentation of its results and a presentation containing supplemental financial data, both of which are available on GCM Grosvenor’s website at https://www.gcmgrosvenor.com/shareholder-events.
Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public-shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register.
The call can also be accessed by dialing (888) 394-8218 / (646) 828-8193 and using the passcode: 1507916.
About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $75 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform.
GCM Grosvenor’s experienced team of approximately 540 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: www.gcmgrosvenor.com.
2 Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business and the expected benefits of our share repurchase plan. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 23, 2023 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Share Repurchase Plan Authorization
GCM Grosvenor has an existing share repurchase plan with authorization up to $90 million. The share repurchase plan may be used to repurchase outstanding Class A common stock and warrants in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity-based awards granted under the Company's 2020 Incentive Award Plan (and any successor equity plan thereto). The company is not obligated under the terms of the plan to repurchase any of its Class A common stock or warrants, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the company at any time without prior notice. Any outstanding shares of Class A common stock and any warrants repurchased as part of this plan will be canceled.
Use of Non-GAAP Financial Measures and Key Performance Indicators
This press release includes certain non-GAAP financial measures, including fee-related revenue, fee-related earnings, adjusted pre-tax income, adjusted net income, adjusted EBITDA and net incentive fees attributable to GCM Grosvenor. These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered as an alternative to revenue, net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included in below.

GCM Grosvenor believes that these non-GAAP measures of financial results provide useful supplemental information to investors about GCM Grosvenor. GCM Grosvenor’s management uses these non-GAAP measures to evaluate GCM’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore GCM Grosvenor’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to Grosvenor Capital Management Holdings, LLLP ("GCMH"), excluding (b) provision (benefit) for income taxes, (c) changes in fair value of derivatives and warrant liabilities, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, including cash-settled equity awards (as we view the cash settlement as a separate capital transaction), (g) unrealized investment income, (h) changes in tax receivable agreement liability and (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions and employee severance. Adjusted Net Income represents Adjusted Pre-Tax Income fully taxed at each period's blended statutory tax rate.
Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt.
We believe Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA are useful to investors because they provide additional insight into the operating profitability of our core business across reporting periods. These measures (1) present a view of the economics of the underlying business as if GCMH Equityholders converted their interests to shares of Class A common stock and (2) adjust for certain non-cash and other activity in order to provide more comparable results of the core business across reporting periods. These measures are used by management in budgeting, forecasting and evaluating operating results.
Fee-related earnings ("FRE") is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business.
Fee-Related Revenue ("FRR") is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees and (b) fund reimbursement revenue. We believe FRR is useful to investors because it provides additional insight into our relatively stable management fee base separate from incentive fee revenues, which tend to have greater variability.
Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Net incentive fees provide investors useful information regarding the amount that such fees contribute to the Company’s earnings and are used by management in making compensation and capital allocation decisions.

Fee-Paying Assets Under Management (“FPAUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value.
Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage.
Contracted, not yet fee-paying AUM (“CNYFPAUM”) represents limited partner commitments which are expected to be invested and begin charging fees over the ensuing five years.

GAAP Statements of Income

	Three Months Ended
(in thousands)	Mar 31, 2023	Mar 31, 2022
Revenues
Management fees	$92,245	$92,110
Incentive fees	5,815	11,992
Other operating income	1,056	1,026
Total operating revenues	99,116	105,128
Expenses
Employee compensation and benefits	86,224	65,905
General, administrative and other	25,779	21,258
Total operating expenses	112,003	87,163
Operating income (loss)	(12,887)	17,965
Investment income	6,324	10,860
Interest expense	(6,655)	(5,284)
Other income	714	1
Change in fair value of warrant liabilities	(2,221)	2,022
Net other income (expense)	(1,838)	7,599
Income (loss) before income taxes	(14,725)	25,564
Provision for income taxes	422	2,333
Net income (loss)	(15,147)	23,231
Less: Net income attributable to noncontrolling interests in subsidiaries	2,773	4,836
Less: Net income (loss) attributable to noncontrolling interests in GCMH	(16,690)	13,669
Net income (loss) attributable to GCM Grosvenor Inc.	$(1,230)	$4,726

Reconciliation of Non-GAAP Metrics

	Three Months Ended
(in thousands)	Mar 31, 2023	Mar 31, 2022
Net Incentive Fees Attributable to GCM Grosvenor
Incentive fees
Performance fees	$244	$1,001
Carried interest	5,571	10,991
Less incentive fees contractually owed to others:
Cash carried interest compensation	(3,560)	(5,855)
Non-cash carried interest compensation	343	(336)
Carried interest attributable to other noncontrolling interest holders	(961)	(1,815)
Firm share of incentive fees[1]	1,637	3,986
Less: Cash-based incentive fee related compensation	(737)	(1,594)
Net incentive fees attributable to GCM Grosvenor	$900	$2,392

1 Firm share represents net of contractual obligations but before discretionary cash-based incentive compensation.

Reconciliation of Non-GAAP Metrics (cont'd)

	Three Months Ended
(in thousands)	Mar 31, 2023	Mar 31, 2022

Adjusted Pre-Tax Income & Adjusted Net Income
Net income (loss) attributable to GCM Grosvenor Inc.	$(1,230)	$4,726
Plus:
Net income (loss) attributable to noncontrolling interests in GCMH	(16,690)	13,669
Provision for income taxes	422	2,333
Change in fair value of warrant liabilities	2,221	(2,022)
Amortization expense	328	579
Severance	4,563	513
Transaction expenses[1]	2,359	79
Changes in tax receivable agreement liability and other	—	127
Partnership interest-based compensation	11,097	7,115
Equity-based compensation	25,793	9,881
Other non-cash compensation	584	84
Less:
Unrealized investment income, net of controlling interests	(3,901)	(5,264)
Non-cash carried interest compensation	343	(336)
Adjusted pre-tax income	25,889	31,484
Less:
Adjusted income taxes[2]	(6,266)	(7,714)
Adjusted net income	19,623	23,770

Adjusted EBITDA
Adjusted net income	19,623	23,770
Plus:
Adjusted income taxes[2]	6,266	7,714
Depreciation expense	347	399
Interest expense	6,655	5,284
Adjusted EBITDA	32,891	37,167

1 Represents 2023 and 2022 expenses related to contemplated corporate transactions.
2    Reflects a corporate and blended statutory effective tax rate of 24.2% and 24.5% applied to Adjusted Pre-Tax Income for the three months ended March 31, 2023 and 2022, respectively. The 24.2% and 24.5% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.2% and 3.5%, respectively.

Reconciliation of Non-GAAP Metrics (cont'd)

	Three Months Ended
(in thousands)	Mar 31, 2023	Mar 31, 2022
Fee-Related Earnings
Adjusted EBITDA	$32,891	$37,167
Less:
Incentive fees	(5,815)	(11,992)
Depreciation expense	(347)	(399)
Other non-operating income	(712)	(1)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[1]	(555)	(2,664)
Plus:
Incentive fee-related compensation	3,954	7,785
Carried interest attributable to other noncontrolling interest holders, net	961	1,815
Fee-related earnings	$30,377	$31,711

1 Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions.

Source: GCM Grosvenor

Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Tom Johnson and Will Braun
H/Advisors Abernathy
tom.johnson@h-advisors.global / will.braun@h-advisors.global
212-371-5999